Exhibit 99.1

OptimizeRx Reports Third Quarter 2021 Financial Results, Revenue Increased

53% in Continued Scale Up for Accelerated Growth

-	Revenue Up 53% to $16.1 million, closing on 11 enterprise contracts

-	Brands adopting OptimizeRx solutions increases to 182 from 140 in the past 6 months

-	Real-world evidence (“RWE”) continues to gain traction and build revenue generating momentum

-	Cash flow positive from operations of $2.1 million for the nine months of 2021

ROCHESTER, Mich. – November 9, 2021 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of digital health solutions for life science companies, physicians and patients, reported results for the three months ended September 30, 2021.

Financial Highlights

●	Revenue in the third quarter of 2021 increased 53% to a record $16.1 million, from $10.5 million in the same period of 2020, with the first nine months of 2021 up 52% to a record $41.0 million as compared to the same year-ago period.

●	Gross profit in the third quarter of 2021 increased 51% to $9.1 million as compared to the same year-ago period.

●	Gross profit margin in the third quarter of 2021 decreased slightly to 56.3% from 57.2% as compared to the same year-ago period.

●	GAAP net income totaled $0.04 million or $0.00 per basic and diluted share in the third quarter as compared to a net loss of $0.3 million or ($0.02) per basic and fully diluted share in the year ago period.

●	Non-GAAP net income in the third quarter totaled $1.6 million or $0.09 per basic and fully diluted share respectively (see definition of this non-GAAP measure and reconciliation to GAAP, below).

●	Cash and cash equivalents totaled $85.0 million as of September 30, 2021 as compared to $83.9 million as of June 30, 2021.

Operational Highlights

●	Enhanced senior leadership team by adding Chief Financial Officer/Chief Operating Officer, as well as SVP of Corporate Finance.

●	Expanded operations team with new hires to position the Company for the next phase of growth.

●	Enhanced market access and adherence commercial teams to accelerate those portions of the business.

●	Published physician survey results demonstrating the value of digital solutions to address unmet patient and provider needs in the area of type 2 diabetes.

●	Recognized as a finalist in Questex’s Fierce Pharma marketing awards 2021.

●	Formed exclusive partnership with Demandbase to deliver the industry’s most powerful account-based-experience solution.

Management Commentary

Will Febbo, OptimizeRx CEO commented, “We are pleased with the financial and operational progress of the quarter and remain on track to end 2021 strong. Demand for our platform is robust as quarter-on-quarter revenue grew 53%. 182 brands are now live on platform, up from 140 in the prior quarter. For our clients needing to adapt to healthcare’s paradigm shift to digital solutions, our purpose-built point-of-care technology platform stays ahead of pace, seamlessly adapting to the rapidly evolving patient care journey. We also continued to fill critical operational roles in this period in preparation for supporting the Company’s next phases of strong growth.

“We remain excited by the interest shown in our recently launched real-world-evidence solution which is one example of how we are building out the platform to be in lockstep with healthcare’s major technology shifts. These shifts in the last decade have consisted of virtualization of engagement, personalization of patient care, and segmentation through analysis of real-time data. In being up to this challenge, we are pushing the limits and etching out a new frontier of how technology can be leveraged in order to bridge time gaps in connectivity and information to achieve better patient outcomes.

“Additionally, average client ROI increased to 13:1 in the period and remains a valuable measurement of OptimizeRx’s active contribution to our clients’ success,” concluded Mr. Febbo.

Q3 2021 Financial Summary

Total revenue reported for the three months ended September 30, 2021 was approximately $16.1 million, an increase of 53% over the approximately $10.5 million from the same period in 2020. The increased revenue resulted from increases in sales in all our solutions.

Gross margin was 56.3%, which decreased slightly from the year-ago quarter (57.2% year ago period). This is the result of solution mix. In general, there has been an increase in the percentage of activity flowing through our higher cost channels compared with a year ago. This was offset by the launch of our RWE solution. Our RWE solution includes a much higher percentage of program design, which carries a higher margin than the delivery of the actual messages.

Operating expenses increased to $9.0 million as compared to $6.2 million in the same year-ago quarter. The increase was due to the Company’s efforts to expand its solutions and build out its organization for future growth.

Net Income on a GAAP basis was approximately $0.04 million or $0.00 per basic and diluted share, as compared to a net loss of $0.3 million or $(0.02) per basic and fully diluted share in the third quarter of 2020.

Non-GAAP net income was $1.6 million or $0.09 per basic and fully diluted share, compared to non-GAAP net income of $1.1 million or $0.07 per basic and fully diluted share in the same year-ago period (see definition of this non-GAAP measure and reconciliation to GAAP, below).

Cash and cash equivalents totaled $85.1 million as of September 30, 2021, as compared to $83.9 million as of June 30, 2021.

Conference Call

OptimizeRx management will host the presentation, followed by a question-and-answer period.

Date: Tuesday, November 9, 2021

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Web access: Register here to participate

Toll-free dial-in number: 1-855-327-6837

International dial-in number: 1-631-891-4304

Conference ID: 10016809

Please call the conference telephone number five minutes prior to the start time.

A replay of the call will remain available for 12 months via the Investors section of the OptimizeRx website at www.optimizerx.com/investors.

Definition and Use of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income (loss) and non-GAAP earnings (loss) per share or non-GAAP EPS, both of which are non-GAAP financial measures.

The Company defines non-GAAP net income (loss) as GAAP net income (loss) with an adjustment to add back depreciation, amortization, stock-based compensation, acquisition expenses, income or loss related to the fair value of contingent consideration, and deferred income taxes. Non-GAAP EPS is defined as non-GAAP net income (loss) divided by the number of weighted average shares outstanding on a basic and diluted basis. The Company has provided non-GAAP financial measures to aid investors in better understanding its performance. Management believes that these non-GAAP financial measures provide additional insight into the operations and cashflow of the Company.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, management believes that providing non-GAAP financial measures that excludes non-cash expenses allows for meaningful comparisons between the Company’s core business operating results and those of other companies, as well as provides an important tool for financial and operational decision making and for evaluating the Company’s own core business operating results over different periods of time.

The Company’s non-GAAP net income (loss) and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate such non-GAAP financial results differently. The Company’s non-GAAP net income (loss) and non-GAAP EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The Company does not consider these non-GAAP measures to be substitutes for or superior to the information provided by its GAAP financial results.

The table, “Reconciliation of non-GAAP to GAAP Financial Measures,” included below, provides a reconciliation of non-GAAP net income (loss) and non-GAAP EPS for the three and nine months ended September 30, 2021 and 2020.

About OptimizeRx

OptimizeRx is a digital heath company that provides communications solutions for life science companies, physicians and patients. Connecting over half of healthcare providers in the U.S. and millions of patients through a proprietary network, the OptimizeRx digital health platform helps patients afford and stay on medications. The platform unlocks new patient and physician touchpoints for life science companies along the patient journey, from point-of-care, to retail pharmacy, through mobile patient engagement.

For more information, follow the Company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities and Exchange Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other material risks.

OptimizeRx Contact

Andy D’Silva, SVP Corporate Finance

adsilva@optimizerx.com

Media Relations Contact

Maira Alejandra, Media Relations Manager

Tel (754) 245-7070

malejandra@optimizerx.com

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com

OPTIMIZERX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2021	December 31, 2020

ASSETS
Current Assets
Cash and cash equivalents	$85,056,578	$10,516,776
Accounts receivable, net	20,747,529	17,885,705
Prepaid expenses	2,564,711	4,456,611
Total Current Assets	108,368,818	32,859,092
Property and equipment, net	130,863	148,854
Other Assets
Goodwill	14,740,031	14,740,031
Technology assets, net	4,784,771	5,251,822
Patent rights, net	2,205,550	2,349,570
Other intangible assets, net	4,045,890	4,519,552
Right of use assets, net	362,024	445,974
Other assets and deposits	12,859	12,859
Total Other Assets	26,151,125	27,319,808
TOTAL ASSETS	$134,650,806	$60,327,754

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable – trade	$771,645	$618,250
Accrued expenses	2,460,248	2,420,361
Revenue share payable	3,891,091	4,969,868
Current portion of lease obligations	101,063	123,220
Current portion of contingent purchase price payable	-	1,610,813
Deferred revenue	348,405	285,795
Total Current Liabilities	7,572,452	10,028,307
Non-current Liabilities
Lease obligations, net of current portion	260,614	325,533
Total Non-current Liabilities	260,614	325,533
Total Liabilities	7,833,066	10,353,840
Commitments and contingencies (See Note 8)	-	-
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no issued and outstanding at September 30, 2021 or December 31, 2020	-	-
Common stock, $0.001 par value, 166,666,667 shares authorized, 17,727,769 and 15,223,340 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	17,728	15,223
Additional paid-in-capital	162,677,132	85,590,428
Accumulated deficit	(35,877,120)	(35,631,737)
Total Stockholders’ Equity	126,817,740	49,973,914
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$134,650,806	$60,327,754

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

NET REVENUE	$16,124,951	$10,519,191	$40,979,801	$26,887,022
COST OF REVENUES	7,047,832	4,504,844	17,733,400	11,385,622
GROSS MARGIN	9,077,119	6,014,347	23,246,401	15,501,400

OPERATING EXPENSES	9,038,929	6,191,069	23,506,381	18,993,187
INCOME (LOSS) FROM OPERATIONS	38,190	(176,722)	(259,980)	(3,491,787)

OTHER INCOME (EXPENSE)
Interest income	1,704	4,218	14,597	67,884
Change in fair value of contingent consideration	-	(110,390)	-	(140,390)

TOTAL OTHER INCOME (EXPENSE)	1,704	(106,172)	14,597	(72,506)

INCOME(LOSS) BEFORE PROVISION FOR INCOME TAXES	39,894	(282,894)	(245,383)	(3,564,293)

PROVISION FOR INCOME TAXES	-	-	-	-
NET INCOME (LOSS)	$39,894	$(282,894)	$(245,383)	$(3,564,293)

WEIGHTED AVERGE SHARES OUTSTANDING
BASIC	17,639,346	14,900,971	17,028,762	14,726,534
DILUTED	18,198,412	14,900,971	17,028,762	14,726,534

EARNINGS (LOSS) PER SHARE
BASIC	$0.00	$(0.02)	$(0.01)	$(0.24)
DILUTED	$0.00	$(0.02)	$(0.01)	$(0.24)

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(245,383)	$(3,564,293)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization, and non-cash lease expense	1,580,173	1,563,883
Stock-based compensation	2,362,113	2,066,609
Stock issued for board services	250,085	325,011
Provision for loss on accounts receivable	60,000	80,000
Change in fair value of contingent consideration	-	140,390
Changes in:
Accounts receivable	(2,921,824)	(5,994,527)
Prepaid expenses and other assets	1,891,900	(931,833)
Accounts payable	153,395	(12,493)
Revenue share payable	(1,078,777)	2,023,650
Accrued expenses and other liabilities	(53,710)	704,559
Deferred revenue	62,610	(118,737)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	2,060,582	(3,717,781)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(62,565)	(45,254)
Purchase of intangible assets	(324,413)	-
NET CASH USED IN INVESTING ACTIVITIES	(386,978)	(45,254)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from public offering of common stock, net of commission costs	70,671,536	-
Proceeds from the exercise of options	3,805,475	1,332,080
Payment of contingent consideration	(1,610,813)	(4,389,187)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	72,866,198	(3,057,107)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	74,539,802	(6,820,142)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	10,516,776	18,852,680
CASH AND CASH EQUIVALENTS - END OF PERIOD	$85,056,578	$12,032,538

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Acquisition liabilities paid in common stock	$-	$1,550,000
Lease liabilities arising from right of use assets	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPTIMIZERx CORPORATION

Reconciliation of non-GAAP to GAAP Financial Measures

	(Unaudited)
	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2021	2020	2021	2020
Net Income (loss)	39,894	(282,894)	(245,383)	(3,564,293)
Depreciation and amortization	526,035	523,420	1,580,173	1,563,883
Stock-based compensation	1,008,007	756,437	2,612,198	2,391,620
Income or loss related to the fair value of contingent consideration	-	110,390	-	140,390
Non-GAAP net income	1,573,936	1,107,353	3,946,988	531,600

Non-GAAP net income (loss) per share
Basic	$0.09	$0.07	$0.23	$0.04
Diluted	$0.09	$0.07	$0.22	$0.03
Weighted average shares outstanding:
Basic	17,639,346	14,990,771	17,028,762	14,726,534
Diluted	18,198,412	16,086,041	17,555,593	15,658,050